Exhibit 99.1
Press Release

Clean Harbors to Acquire EnviroServe for $470 Million

•National Provider of Environmental and Waste Management Services Expands Growth Opportunities in Company’s Environmental Services Segment
•Network of 40 Locations, Specialized Fleet of Rolling Stock and Long-Tenured Customer Base Complement Clean Harbors’ U.S. Footprint
•Clean Harbors Anticipates $25 Million in Cost Synergies, Creating a Post-Synergy Deal Multiple of Approximately 9X Adjusted EBITDA
•Transaction Expected to Close in Second Half of 2026

NORWELL, Mass. – August 12, 2026 – Clean Harbors, Inc. (“Clean Harbors” or the “Company”) (NYSE: CLH), a leading provider of environmental and industrial services throughout North America, today announced that it has entered into a definitive agreement to acquire EnviroServe, a national provider of environmental and waste management services, from an affiliate of One Rock Capital Partners, LLC for $470 million in cash. The acquisition is expected to close in the second half of 2026, subject to regulatory approval and other customary closing conditions.
“EnviroServe is an ideal acquisition for us given its national footprint, permitted locations and recurring revenue,” said Eric Gerstenberg, Co-Chief Executive Officer of Clean Harbors. “The addition of EnviroServe’s strategically located, 10-day transfer facilities further strengthen our Technical Services business and support increased throughput across our disposal and recycling portfolio. We envision meaningful cross-selling opportunities as their customers will now have direct access to our industry-leading network and broad suite of environmental and industrial services. At the same time, EnviroServe’s emergency response assets and rail cleaning facilities will enhance our Field Services business.”
Headquartered in Sandy, Utah, EnviroServe serves nearly 2,500 customers through a network of 40 locations. Its national footprint is supported by permits in 48 states, which include 18 10-day transfer facilities, several solidification facilities and railcar cleaning locations. Offerings include remediation, rail services, industrial cleaning and emergency response, as well as hazardous and non-hazardous waste transportation and processing.
On an adjusted basis, EnviroServe is expected to generate annual Adjusted EBITDA of approximately $27 million on approximately $250 million of revenues. Clean Harbors expects the acquisition to generate sizeable cost synergies of approximately $25 million that will be realized over the first two years, which equates to a post-synergy acquisition multiple of approximately nine times Adjusted EBITDA. Clean
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058

Harbors expects to fund the acquisition through available cash and the issuance of additional debt financing.
Mike Battles, Co-Chief Executive Officer of Clean Harbors, said, “The addition of EnviroServe aligns with our capital allocation philosophy of prioritizing profitable growth and margin improvement to drive long-term shareholder returns. After we realize the approximately $25 million of synergies, we expect this acquisition to be meaningfully accretive to earnings and cash flow. Culturally, we see a great fit with our organization. EnviroServe prides itself on being a responsible environmental steward, with a commitment to operating not only safely, but sustainably. Their customer tenure speaks to their service quality, and their safety principles mirror ours, as evidenced by their sub 1.0 TRIR (Total Recordable Incident Rate) in the most recent year. This acquisition will offer career-enhancing opportunities for EnviroServe employees, and we look forward to welcoming them into the Clean Harbors’ family.”
Key strategic benefits of the transaction for Clean Harbors include:
•Complementary network of 10-day facilities that will drive additional waste and recycling volumes through Clean Harbors’ disposal and recycling sites;
•A long-term customer base that has come to rely on EnviroServe for multiple environmental and waste needs;
•Considerable synergies in areas such as assets, transportation, branch locations and procurement;
•Expansion of railcar cleaning capabilities through EnviroServe’s five sites and highly trained team specializing in that service;
•The addition of a significant vehicle fleet and a large equipment fleet, including more than 1,400 roll-off containers, vacuum boxes and frac tanks; and
•Meaningful cross-selling opportunities through the introduction of the Clean Harbors and Safety-Kleen brands.
EnviroServe employs more than 700 people and operates a specialized fleet of more than 700 vehicles, including more than 100 vacuum trucks. Its customers span a diverse range of industries and 85% of its revenue is recurring in nature, with the average tenure of its top 10 customers exceeding 16 years.
Andy Peyton, Chief Executive Officer of EnviroServe, said, “Clean Harbors’ resources, innovation and commitment to service will enhance our ability to deliver leading recycling and waste management services to our customers. At the same time, this transaction provides an opportunity for our team members to become part of one of the world’s largest and most successful environmental services companies.”

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058

For this acquisition, Davis, Malm & D’Agostine is serving as legal counsel to Clean Harbors. For EnviroServe, RBC Capital Markets and Brown Gibbons Lang & Company (BGL) are serving as its financial advisors and Latham & Watkins LLP is serving as legal counsel.
About Clean Harbors
Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, manufacturing and refining, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is a leading provider of parts washers and environmental services to commercial, industrial and automotive customers, as well as North America’s largest re-refiner and recycler of used oil. Founded in 1980 and based in Massachusetts, Clean Harbors operates in the United States, Canada, Mexico, Puerto Rico and India. For more information, visit www.cleanharbors.com.
Safe Harbor Statement
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “seeks,” “will,” “should,” “estimates,” “projects,” “may,” “likely,” “potential,” “outlook” or similar expressions. Such statements may include, but are not limited to, statements about the Company’s planned acquisition of EnviroServe, future financial and operating results, plans, strategy, objectives and goals, strategic initiatives, cost management initiatives, pricing and productivity initiatives, contingent liabilities, interest expense, liquidity, business, economic and market conditions, trends, customer demand, expectations regarding new customer contracts, impacts of tariffs and new legislation, acquisitions, growth opportunities and investments, expectations, challenges and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of the date of this press release only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation: operational and safety risks; risks relating to the failure of new or existing technologies; risks associated with the use of artificial intelligence; cybersecurity risks; the occurrence of natural disasters or other catastrophic events, as well as their residual macroeconomic effects; risks associated with retaining and hiring key personnel; environmental liability and product liability risks relating to hazardous waste management and other components of the Company’s business; negative economic, industry or other developments, including market volatility or economic downturns; risks associated with management’s assumptions relating to expansion of the Company’s landfills; reductions in the demand for emergency response services at industrial facilities or on roadways, railways or waterways, and other remedial projects and regulatory developments; reductions in the demand for oil products and automotive services and volatility in oil prices in the markets the Company serves; changes in
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058

statutory and regulatory requirements and risks relating to extensive environmental laws and regulations; risks associated with existing and potential litigation; risks associated with the Company’s identification and execution of strategic capital expenditures, acquisitions and divestitures and their related liabilities; risks relating to the availability and sufficiency of the Company’s insurance coverage, self-insurance, surety bonds, letters of credit and other forms of financial assurance; the impact of new tax legislation or changes in tax regulations and interpretations; the imposition of trade sanctions or tariffs; fluctuations in interest rates and foreign currency exchange rates; risks relating to the Company’s indebtedness and covenants in its debt agreements; risks associated with certain anti-takeover provisions under the Massachusetts Business Corporation Act and the Company’s By-Laws, and those items identified as “Risk Factors” in Clean Harbors’ most recently filed reports on Form 10-K and Form 10-Q. Forward-looking statements are neither historical facts nor assurances of future performance. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.
Contacts:

Eric J. Dugas	Jim Buckley
EVP and Chief Financial Officer	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058